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Archrock Partners Reports Third Quarter 2017 Results

HOUSTON, November 2, 2017 - Archrock Partners, L.P. (NASDAQ: APLP) today reported net loss of $4.0 million, or $0.06 per diluted common unit, for the third quarter of 2017, compared to net income of $5.3 million, or $0.08 per diluted common unit, for the second quarter of 2017 and a net loss of $0.6 million, or $0.01 per diluted common unit, for the third quarter of 2016.
EBITDA, as adjusted (as defined below), was $59.9 million for the third quarter of 2017, compared to $66.9 million for the second quarter of 2017 and $67.9 million for the third quarter of 2016.
Revenue was $140.2 million for the third quarter of 2017, compared to $138.3 million for the second quarter of 2017 and $135.5 million for the third quarter of 2016. Gross margin was $77.6 million, or 55% of revenue, in the third quarter of 2017, compared to $84.3 million, or 61% of revenue, in the second quarter of 2017 and $84.6 million, or 62% of revenue, in the third quarter of 2016.
Selling, general and administrative expenses (“SG&A”) were $20.7 million for the third quarter of 2017, compared to $18.3 million for the second quarter of 2017 and $17.9 million in the third quarter of 2016.
Cash flows from operating activities were $38.4 million for the third quarter of 2017, compared to $38.0 million for the second quarter of 2017 and $64.8 million for the third quarter of 2016.
Distributable cash flow (as defined below) was $29.8 million for the third quarter of 2017, compared to $39.1 million for the second quarter of 2017 and $43.7 million for the third quarter of 2016. Distributable cash flow coverage was 1.46x for the third quarter of 2017, compared to 2.04x for the second quarter of 2017 and 2.50x for the third quarter of 2016.
“Archrock Partners' operating horsepower growth accelerated in the third quarter,” said Brad Childers, Chairman, President and Chief Executive Officer of Archrock Partners’ managing general partner. “During the quarter, we grew operating horsepower by 50,000 horsepower and drove new orders at the highest quarterly rate on record. Demand for our services has remained elevated, setting the foundation for a strong 2018. Additionally, we strengthened our capital position with the completion of a $60 million equity offering during the third quarter.”
“As we have stated, we expect gross margin percentage volatility during this phase of the growth cycle,” continued Childers. “Although gross margin percentage declined in the third quarter, we expect sequential gross margin percentage improvement in the fourth quarter. Increased lube oil expense, higher expenses due to elevated start activities, and higher medical claims contributed to higher costs in the third quarter.”
“With the industry's largest fleet of high demand large horsepower units, Archrock Partners is positioned to capture improving earnings from the long-term secular growth of U.S. natural gas production as well as the current cyclical recovery in our business. We continue to expect solid year-over-year growth in year-end 2017 operating horsepower,” concluded Childers.

Net income, excluding the item listed in the following sentence, for the third quarter of 2017 was $1.4 million, or $0.02 per diluted common unit. The excluded item consisted of a non-cash long-lived asset impairment of $5.4 million. Net income, excluding the item listed in the following sentence, for the second quarter of 2017 was $8.4 million, or $0.12 per diluted common unit. The excluded item consisted of a non-cash long-lived asset impairment of $3.1 million. Net income, excluding the items listed in the following sentence, for the third quarter of 2016 was $9.3 million, or $0.15 per diluted common unit. The excluded items consisted of a non-cash long-lived asset impairment of $7.9 million as well as restructuring charges of $1.9 million.
Conference Call Details
Archrock, Inc. and Archrock Partners, L.P. will host a joint conference call on Thursday, November 2, 2017, to discuss their third quarter 2017 financial results. The call will begin at 11:00 a.m. Eastern Time.
To listen to the call via a live webcast, please visit Archrock’s website at www.archrock.com. The call will also be available by dialing 1-888-771-4371 in the United States and Canada or +1-847-585-4405 for international calls. Please call approximately 15 minutes prior to the scheduled start time and reference Archrock conference call number 4578 3017.
A replay of the conference call will be available on Archrock’s website for approximately seven days. Also, a replay may be accessed for approximately seven days by dialing 1-888-843-7419 in the United States and Canada, or +1-630-652-3042 for international calls. The access code is 4578 3017#.
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EBITDA, as adjusted, a non-GAAP measure, is defined as net income (loss) excluding income taxes, interest expense, depreciation and amortization expense, long-lived asset impairment, restructuring charges, expensed acquisition costs, debt extinguishment costs, non-cash SG&A costs and other items. A reconciliation of EBITDA, as adjusted, to net income (loss), the most directly comparable GAAP measure, appears below.
Distributable cash flow, a non-GAAP measure, is defined as net income (loss) (a) plus depreciation and amortization expense, long-lived asset impairment, restructuring charges, expensed acquisition costs, non-cash SG&A costs, debt extinguishment costs, and interest expense (b) less cash interest expense (excluding amortization of deferred financing fees, amortization of debt discount and non-cash transactions related to interest rate swaps) and maintenance capital expenditures, and (c) excluding gains or losses on asset sales and other items. Distributable cash flow coverage is defined as distributable cash flow divided by total distributions declared. A reconciliation of distributable cash flow to cash flows from operating activities, the most directly comparable GAAP measure, appears below.
Gross margin, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization expense). Gross margin percentage is defined as gross margin divided by total revenue. A reconciliation of gross margin to net income (loss), the most directly comparable GAAP measure, appears below.
Net income (loss), excluding items, a non-GAAP measure, is defined as net income (loss) plus long-lived asset impairment, restructuring charges, expensed acquisition costs and debt extinguishment costs. A reconciliation of net income (loss), excluding items, to net income (loss), the most directly comparable GAAP measure, appears below.

About Archrock Partners
Archrock Partners, L.P., a master limited partnership, is the leading provider of natural gas contract compression services to customers throughout the United States. Archrock, Inc. (NYSE: AROC) owns an equity interest in Archrock Partners, including all of the general partner interest. For more information, visit www.archrock.com.

Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Archrock Partners’ control, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: Archrock Partners’ financial and operational strategies and ability to successfully effect those strategies; Archrock Partners’ expectations regarding future commodity prices, demand for natural gas and economic and market conditions; Archrock Partners’ financial and operational outlook and ability to fulfill that outlook, including as related to increasing operating horsepower and gross margin percentage; statements about Archrock Partners’ distributions; demand for Archrock Partners’ services; and expectations regarding Archrock Partners’ access to capital.
While Archrock Partners believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional and national economic conditions and the impact they may have on Archrock Partners and its customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; changes in safety, health, environmental and other regulations; the financial condition of Archrock Partners’ customers; the failure of any customer to perform its contractual obligations; and the performance of Archrock, Inc.
These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Archrock Partners’ Annual Report on Form 10-K for the year ended December 31, 2016, and those set forth from time to time in Archrock Partners’ filings with the Securities and Exchange Commission, which are available at www.archrock.com. Except as required by law, Archrock Partners expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.
SOURCE: Archrock Partners, L.P.

ARCHROCK PARTNERS, L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per unit amounts)

	Three Months Ended
	September 30,	June 30,	September 30,
	2017	2017	2016
Revenue	$140,191	$138,255	$135,478

Costs and expenses:
Cost of sales (excluding depreciation and amortization expense) — affiliates	62,584	53,995	50,854
Depreciation and amortization	35,787	36,275	38,087
Long-lived asset impairment	5,368	3,081	7,909
Restructuring charges	—	—	1,946
Selling, general and administrative — affiliates	20,711	18,303	17,917
Interest expense	21,839	21,299	20,034
Other income, net	(2,793)	(933)	(890)
Total costs and expenses	143,496	132,020	135,857
Income (loss) before income taxes	(3,305)	6,235	(379)
Provision for income taxes	708	960	188
Net income (loss)	$(4,013)	$5,275	$(567)

General partner interest in net income (loss)	$(82)	$105	$(11)

Common unitholder interest in net income (loss)	$(3,931)	$5,170	$(556)

Weighted average common units outstanding used in income (loss) per common unit (1):
Basic and diluted	68,101	65,399	59,837

Income (loss) per common unit (1):
Basic and diluted	$(0.06)	$0.08	$(0.01)

(1)
Basic and diluted income (loss) per common unit is computed using the two-class method. Under the two-class method, basic and diluted income (loss) per common unit is determined by dividing income (loss) allocated to the common units after deducting the amounts allocated to our general partner (including distributions to our general partner on its incentive distribution rights) and participating securities (unvested phantom units with nonforfeitable tandem distribution equivalent rights to receive cash distributions), by the weighted average number of outstanding common units excluding the weighted average number of outstanding participating securities during the period.

ARCHROCK PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per unit amounts, percentages and ratios)

	Three Months Ended
	September 30,	June 30,	September 30,
	2017	2017	2016
Revenue	$140,191	$138,255	$135,478

Gross margin (1)	$77,607	$84,260	$84,624
Gross margin percentage	55%	61%	62%

EBITDA, as adjusted (1)	$59,885	$66,927	$67,920
% of revenue	43%	48%	50%

Capital expenditures	$44,327	$57,522	$17,626
Less: Proceeds from sale of property, plant and equipment	(12,254)	(875)	(4,514)
Net capital expenditures	$32,073	$56,647	$13,112

Cash flows from operating activities	$38,414	$38,043	$64,813
Distributable cash flow (2)	$29,809	$39,081	$43,703

Distributions declared for the period per common unit	$0.2850	$0.2850	$0.2850
Distributions declared to all unitholders for the period	$20,459	$19,121	$17,513
Distributable cash flow coverage (3)	1.46x	2.04x	2.50x

	September 30,	June 30,	September 30,
	2017	2017	2016
Debt (4)	$1,317,447	$1,377,152	$1,370,382
Total partners’ capital	528,789	486,703	478,200

(1)
Management believes EBITDA, as adjusted, and gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons.

(2)
Management uses distributable cash flow, a non-GAAP measure, as a supplemental performance and liquidity measure. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

(3)	Defined as distributable cash flow for the period divided by distributions declared to all unitholders for the period.

(4)	Carrying values are shown net of unamortized debt discounts and unamortized deferred financing costs.

ARCHROCK PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per unit amounts)

	Three Months Ended
	September 30,	June 30,	September 30,
	2017	2017	2016
Reconciliation of GAAP to Non-GAAP Financial Information:

Net income (loss)	$(4,013)	$5,275	$(567)
Depreciation and amortization	35,787	36,275	38,087
Long-lived asset impairment	5,368	3,081	7,909
Restructuring charges	—	—	1,946
Selling, general and administrative — affiliates	20,711	18,303	17,917
Interest expense	21,839	21,299	20,034
Other income, net	(2,793)	(933)	(890)
Provision for income taxes	708	960	188
Gross margin (1)	77,607	84,260	84,624
Non-cash selling, general and administrative — affiliates	196	37	323
Less: Selling, general and administrative — affiliates	(20,711)	(18,303)	(17,917)
Less: Other income, net	2,793	933	890
EBITDA, as adjusted (1)	59,885	66,927	67,920
Less: Provision for income taxes	(708)	(960)	(188)
Less: Gain on sale of property, plant and equipment (in Other income, net)	(2,759)	(907)	(795)
Less: Cash interest expense	(19,262)	(19,659)	(18,449)
Less: Maintenance capital expenditures	(7,347)	(6,320)	(4,785)
Distributable cash flow (2)	$29,809	$39,081	$43,703

Cash flows from operating activities	$38,414	$38,043	$64,813
Provision for doubtful accounts	(1,346)	(663)	(705)
Restructuring charges	—	—	1,946
Deferred income tax provision	(686)	(930)	(188)
Payments for settlement of interest rate swaps that include financing elements	(364)	(460)	(754)
Maintenance capital expenditures	(7,347)	(6,320)	(4,785)
Change in assets and liabilities	1,138	9,411	(16,624)
Distributable cash flow (2)	$29,809	$39,081	$43,703

Net income (loss)	$(4,013)	$5,275	$(567)
Items:
Long-lived asset impairment	5,368	3,081	7,909
Restructuring charges	—	—	1,946
Net income, excluding items	$1,355	$8,356	$9,288

Diluted income (loss) per common unit	$(0.06)	$0.08	$(0.01)
Adjustment for items per common unit	0.08	0.04	0.16
Diluted income per common unit, excluding items (1)	$0.02	$0.12	$0.15

(1)
Management believes EBITDA, as adjusted, diluted income per common unit, excluding items, and gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.

(2)
Management uses distributable cash flow, a non-GAAP measure, as a supplemental performance and liquidity measure. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

ARCHROCK PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except percentages)

	Three Months Ended
	September 30,	June 30,	September 30,
	2017	2017	2016

Total available horsepower (at period end) (1) (2)	3,296	3,281	3,221

Total operating horsepower (at period end) (1) (3)	2,910	2,860	2,762

Average operating horsepower	2,890	2,843	2,751

Horsepower Utilization:
Spot (at period end)	88%	87%	86%
Average	88%	87%	84%

Total available contract operations horsepower of Archrock, Inc. and Archrock Partners (at period end) (2)	3,866	3,827	3,984

Total operating contract operations horsepower of Archrock, Inc. and Archrock Partners (at period end) (3)	3,204	3,118	3,153

(1)
Includes compressor units comprising approximately 28,000, 23,000 and 6,000 horsepower leased from Archrock as of September 30, 2017, June 30, 2017 and September 30, 2016, respectively. Excludes compressor units comprising approximately 33,000, 6,000 and 100 horsepower leased to Archrock as of September 30, 2017, June 30, 2017 and September 30, 2016, respectively.

(2)	Defined as idle and operating horsepower. New compressor units completed by a third party manufacturer that have been delivered to us are included in the fleet.

(3)	Defined as horsepower that is operating under contract and horsepower that is idle but under contract and generating revenue such as standby revenue.